Exhibit 10.3

AMENDMENT TO THE

EASTON-BELL SPORTS, LLC

2006 EQUITY INCENTIVE PLAN

Pursuant to Section 8 of the Easton-Bell Sports, LLC 2006 Equity Incentive Plan (the “Plan”), the Board of Managers of Easton-Bell Sports, LLC having approved this Amendment to the Plan, the Plan is hereby amended by amending and restating in its entirety Section 5(a) of the Plan as follows:

(a) Number of Units. Subject to adjustment as provided in Section 5(c), the aggregate number of Units that may be awarded under the Plan shall be 110,152,750.854 Units. If any award granted under the Plan terminates without having been Vested in full, the number of Units as to which such award was not Vested shall be available for future grants within the limits set forth in this Section 5(a).

IN WITNESS WHEREOF, Easton-Bell Sports, LLC has caused this instrument of amendment to be executed by its duly authorized officer as of the 25th day of August, 2011.

EASTON-BELL SPORTS, LLC

By:	/s/ Mark A. Tripp
Name: Mark A. Tripp
Title: Chief Financial Officer